Exhibit 99.1

 AMIS Holdings, Inc. Reports Third Quarter 2007 Financial Results and
           Completion of Audit Committee Accounting Review


    --  Revenue of $154.6 million, In-line with Previous Guidance

    --  GAAP EPS of $0.09, Non-GAAP EPS of $0.18

    POCATELLO, Idaho--(BUSINESS WIRE)--Nov. 8, 2007--AMIS Holdings, Inc. (NASDAQ: AMIS) (the "Company"), parent company of AMI Semiconductor, a leading designer and manufacturer of state-of-the-art mixed-signal and digital products for the automotive, medical, industrial and military/aerospace sectors, today reported its financial results for the third quarter and nine months ended September 29, 2007, as well as the completion of its Audit Committee accounting review. The Company also announced that as a result of the review, it will be restating its first and second quarter 2007 financial statements, resulting in a negative net adjustment to net income of approximately $443,000 for the first half of 2007. The consolidated financial statements and amounts in this press release have been restated to reflect these changes.

    Financial Results

    Third quarter 2007 revenue was $154.6 million, a decrease of less than two percent sequentially and three percent compared to the third quarter of 2006. Gross margin for the third quarter of 2007 was 44.0 percent, flat sequentially and up 20 basis points year over year. On a non-GAAP basis, gross margin for the third quarter was 44.2 percent, up 10 basis points sequentially and 30 basis points compared to the same period in 2006. Non-GAAP gross margin for the third quarter of 2007 and 2006 excludes stock-based compensation expense.

    Operating margin was 8.3 percent in the third quarter of 2007, up 290 basis points sequentially but down 130 basis points year over year. On a non-GAAP basis, operating margin for the third quarter of 2007 was 15.7 percent, up 250 basis points sequentially and 130 basis points year over year. Third quarter 2007 GAAP and non-GAAP operating margins were higher sequentially due to savings realized from restructuring initiatives in the first and second quarter of 2007, spending controls during the third quarter, and reduced bad debt expense after taking the full reserve for the receivable from a former distributor that went into bankruptcy in the second quarter. Non-GAAP operating margins for each quarter in 2007 and 2006 exclude amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation expense.

    Net income for the third quarter of 2007 was $7.8 million, or $0.09 per diluted share, compared to net income of $8.6 million, or $0.10 per diluted share, for the same period in 2006. Non-GAAP net income for third quarter 2007 was $16.2 million or $0.18 per diluted share, compared to $14.6 million or $0.16 per diluted share in third quarter 2006. Third quarter 2006 and 2007 non-GAAP net income excludes amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation, net of tax effects.

    Revenue for the first nine months of 2007 was $462.0 million, an increase of 3 percent compared to the first nine months of 2006. Net income for the first nine months of 2007 was $19.4 million, or $0.22 per diluted share, as compared to net income of $25.4 million, or $0.28 per diluted share, for the same period of 2006. Non-GAAP net income for the first nine months of 2007 was $46.7 million, or $0.52 per diluted share, compared to non-GAAP net income of $44.5 million or $0.50 per diluted share in the first nine months of 2006. Non-GAAP net income for the first nine months of 2007 and 2006 excludes amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation, net of tax effects. Non-GAAP net income and earnings per share for the first nine months of 2007 also excludes charges related to the first quarter 2007 secondary stock offering, from which the Company received no proceeds.

    "Our third quarter results demonstrate improved operating leverage," stated Christine King, chief executive officer. "Going forward we expect to reach our fourth quarter 46 percent gross margin target and we believe that the actions we've taken will enable us to further demonstrate operating leverage improvements despite a flat revenue outlook."

    The Company generated cash from operations during the third quarter of $23.5 million, bringing cash at the end of the quarter to $89.3 million, a sequential increase of $11.5 million. Capital expenditures during the quarter 2007 were $15.5 million.

    Audit Committee Review Completed

    As previously announced in the Company's October 24, 2007 press release, the Audit Committee of the Board of Directors, which is comprised solely of independent directors, reviewed the Company's February 2007 standard cost valuation of inventories and related issues. The Audit Committee's review was conducted with the assistance of independent accounting and legal advisors.

    The Audit Committee has completed its review, and as a result, the Company, in consultation with its independent registered public accounting firm, has decided to restate its consolidated financial statements for the first and second quarters of fiscal year ended December 31, 2007. In connection with the February 2007 standard cost valuation the Audit Committee review found that the Company made errors in certain aspects of the standard cost process. In addition, in the course of its review, the Audit Committee found system coding issues that resulted in certain errors in the Company's recording of inventory value. The total adjustment amount was a decrease to net income of approximately $443,000 for the first half of 2007, comprised of an increase of approximately $208,000 for the first quarter ended March 31, 2007 and a reduction of approximately $651,000 for the second quarter ended June 30, 2007.

    The Audit Committee continues to have confidence in the leadership of the Company's management and the review resulted in no recommendation of personnel changes or disciplinary action.

    The Audit Committee conferred with the Company's independent registered public accounting firm regarding the scope and results of the review. The Company also informed the Securities and Exchange
Commission of the Audit Committee's review.

    Business Outlook

    -- Revenue in the fourth quarter is expected to be roughly flat sequentially.

    -- Fourth quarter gross margin is expected to be approximately 46 percent.

    -- GAAP diluted earnings per share in the fourth quarter is expected to be in the range of $0.09 to $0.11 per diluted share. Excluding amortization of acquisition-related intangibles, restructuring and impairment charges, stock-based compensation expense, and charges related to the Audit Committee accounting review, non-GAAP diluted earnings per share is expected to be in the range of $0.18 to $0.20.

    -- The Company continues to expect full-year capital expenditures to be approximately nine percent of annual revenues.

    Conference Call and Webcast Information

    Christine King, chief executive officer, along with Joseph Passarello, senior vice president and chief financial officer, will host a conference call on November 8, 2007 at 4:30 p.m. ET, to discuss the Company's third quarter financial results and its updated business outlook. The web simulcast of this call will be available under the investor relations section of the Company's web site at http://www.amis.com. A webcast replay will be available at that same location until close of business November 22, 2007.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art mixed-signal and digital products, AMIS is committed to providing customers in the automotive, medical, industrial, mil/aero, and communication markets with the optimal value, quickest time-to-market semiconductor solutions. AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the North America, Europe and the Asia Pacific region. For more information, please visit the AMIS Web site at www.amis.com.

    Additional Information Regarding Non-GAAP Financial Measures

    Management provides the non-GAAP financial measures presented in this release because we use them as an additional measure of our operating performance and we believe that excluding these charges enhance comparability between current and prior periods. Please see the reconciliation of each of these non-GAAP financial measures to its closest GAAP financial measure in the financial statements that accompany this release. Non-GAAP net income and non-GAAP earnings per share should not be considered as alternatives to net income, earnings per share or other consolidated operational data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.

    Forward Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the expectation that actions taken will result in attainting fourth quarter 46 percent gross margin target and further operating leverage improvements despite a flat revenue outlook, and fourth quarter 2007 guidance on revenue, gross margin, GAAP and non-GAAP earnings per share, and full-year capital expenditures. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the failure to properly and efficiently operate our manufacturing facilities, to take the actions necessary to increase our gross margins and avoid manufacturing defects and unnecessary scrap, failure to maintain and improve the quality and effectiveness of our internal controls over financial reporting, the impact of our Audit Committee's completed accounting review and the related restatement of financial statements, our ability to manage the availability, capacity and quality of our subcontractors, manufacturing under-utilization, changes in the conditions affecting our target markets, fluctuations in customer demand, timing and success of new products, loss of key personnel, failure to properly execute on anticipated restructuring plans, general economic and political uncertainty, failure to successfully integrate the NanoAmp Solutions business, conditions in the semiconductor industry, and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

                         AMIS Holdings, Inc.
             Condensed Consolidated Statements of Income
                      (In Millions - Unaudited)

                          Three Months Ended
                          September 29, 2007

                                      Adjustments
                         --------------------------------------
                            Amortiz-
                           ation of
                          Acquisition-  Restruc-     Share-
                            Related    turing and    based
                           Intangible   Impairment Compensation Non-
                   GAAP      Assets      Charges     Expense     GAAP
                  ----------------------------------------------------
Revenue           $154.6  $        -    $      -   $       -   $154.6
Cost of revenue     86.6           -           -        (0.3)    86.3
                  ----------------------------------------------------
Gross profit        68.0           -           -        (0.3)    68.3

Operating
 expenses:
  Research &
   development      25.5           -           -        (0.6)    24.9
  Selling, general
   &
   administrative   20.1           -           -        (1.0)    19.1
  Amortization of
   acquisition-
   related
   intangibles       5.2        (5.2)          -           -        -
  Restructuring &
   impairment
   charges           4.3           -        (4.3)          -        -
                  ----------------------------------------------------
Total operating
 expenses           55.1        (5.2)       (4.3)       (1.6)    44.0

Operating income    12.9         5.2         4.3         1.9     24.3

Non-operating
 expenses, net       6.0           -           -           -      6.0

Income before
 income taxes        6.9         5.2         4.3         1.9     18.3
Provision
 (benefit) for
 income taxes       (0.9)        0.8         1.6         0.6      2.1
                  ----------------------------------------------------
Net income        $  7.8  $      4.4    $    2.7   $     1.3   $ 16.2
                  ====================================================

Earnings per share
  Basic           $ 0.09                                       $ 0.18
  Diluted         $ 0.09                                       $ 0.18

Weighted average
 shares
  Basic             89.2                                         89.2
  Diluted           90.0                                         90.0

Key Ratios &
 Information:

Gross margin        44.0%                                        44.2%
Operating margin     8.3%                                        15.7%
                         --------------------------------------


                          Three Months Ended
                          September 30, 2006

                                      Adjustments
                         --------------------------------------
                            Amortiz-
                           ation of
                          Acquisition-  Restruc-     Share-
                            Related    turing and    based
                           Intangible   Impairment Compensation Non-
                   GAAP      Assets      Charges     Expense     GAAP
                  ----------------------------------------------------

Revenue           $159.3  $        -    $      -   $       -   $159.3
Cost of revenue     89.5           -           -        (0.2)    89.3
                  ----------------------------------------------------
Gross profit        69.8           -           -        (0.2)    70.0

Operating
 expenses:
  Research &
   development      27.3           -           -        (0.8)    26.5
  Selling, general
   &
   administrative   21.5           -           -        (1.0)    20.5
  Amortization of
   acquisition-
   related
   intangibles       4.6        (4.6)          -           -        -
  Restructuring &
   impairment
   charges           1.1           -        (1.1)          -        -
                  ----------------------------------------------------
Total operating
 expenses           54.5        (4.6)       (1.1)       (1.8)    47.0

Operating income    15.3         4.6         1.1         2.0     23.0

Non-operating
 expenses, net       4.7           -           -           -      4.7

Income before
 income taxes       10.6         4.6         1.1         2.0     18.3
Provision for
 income taxes        2.0         0.7         0.4         0.6      3.7
                  ----------------------------------------------------
Net income        $  8.6  $      3.9    $    0.7   $     1.4   $ 14.6
                  ====================================================

Earnings per share
  Basic           $ 0.10                                       $ 0.17
  Diluted         $ 0.10                                       $ 0.16

Weighted average
 shares
  Basic             87.8                                         87.8
  Diluted           89.5                                         89.5

Key Ratios &
 Information:

Gross margin        43.8%                                        43.9%
Operating margin     9.6%                                        14.4%
                         --------------------------------------

                          Nine Months Ended
                          September 29, 2007


                                         Adjustments
                        ----------------------------------------------
                          Amortiz-
                          ation of
                         Acquisition- Restruc-     Share-
                           Related   turing and    based     Secondary
                         Intangible   Impairment Compensation Offering
                  GAAP      Assets     Charges     Expense    Expenses
                 -----------------------------------------------------
Revenue          $462.0   $       -   $      -    $       -   $     -
Cost of revenue   256.6           -          -         (0.8)        -
                 -----------------------------------------------------
Gross profit      205.4           -          -         (0.8)        -

Operating
 expenses:
  Research &
   development     78.3           -          -         (1.8)        -
  Selling,
   general &
   administrative  65.5           -          -         (3.0)        -
  Amortization of
   acquisition-
   related
   intangibles     15.4       (15.4)         -            -         -
  Restructuring &
   impairment
   charges         15.6           -      (15.6)           -         -
                 -----------------------------------------------------
Total operating
 expenses         174.8       (15.4)     (15.6)        (4.8)        -

Operating income   30.6        15.4       15.6          5.6         -

Non-operating
 expenses, net     16.0           -          -            -      (0.8)

Income before
 income taxes      14.6        15.4       15.6          5.6       0.8
Provision
 (benefit) for
 income taxes      (4.8)        2.5        5.5          1.7       0.4
                 -----------------------------------------------------
Net income       $ 19.4   $    12.9   $   10.1    $     3.9   $   0.4
                 =====================================================

Earnings per
 share
  Basic          $ 0.22
  Diluted        $ 0.22

Weighted average
 shares
  Basic            88.8
  Diluted          89.8

Key Ratios &
 Information:

Gross margin       44.5%
Operating margin    6.6%
                        ----------------------------------------------



                                                              Non-GAAP
                                                              --------
Revenue                                                        $462.0
Cost of revenue                                                 255.8
                                                              --------
Gross profit                                                    206.2

Operating expenses:
  Research & development                                         76.5
  Selling, general & administrative                              62.5
  Amortization of acquisition-related intangibles                   -
  Restructuring & impairment charges                                -
                                                              --------
Total operating expenses                                        139.0

Operating income                                                 67.2

Non-operating expenses, net                                      15.2

Income before income taxes                                       52.0
Provision (benefit) for income taxes                              5.3
                                                              --------
Net income                                                     $ 46.7
                                                              ========

Earnings per share
  Basic                                                        $ 0.53
  Diluted                                                      $ 0.52

Weighted average shares
  Basic                                                          88.8
  Diluted                                                        89.8

Key Ratios & Information:

Gross margin                                                     44.6%
Operating margin                                                 14.5%

                          Nine Months Ended
                          September 30, 2006

                                       Adjustments
                          -------------------------------------
                            Amortiz-
                            ation of
                           Acquisition- Restruc-     Share-
                             Related   turing and    based
                           Intangible   Impairment Compensation Non-
                    GAAP      Assets     Charges     Expense     GAAP
                   ---------------------------------------------------

Revenue            $448.6   $       -    $      -   $      -   $448.6
Cost of revenue     247.7           -           -       (0.5)   247.2
                   ---------------------------------------------------
Gross profit        200.9           -           -       (0.5)   201.4

Operating expenses:
  Research &
   development       78.2           -           -       (2.4)    75.8
  Selling, general
   & administrative  61.9           -           -       (3.0)    58.9
  Amortization of
   acquisition-
   related
   intangibles       13.0       (13.0)          -          -        -
  Restructuring &
   impairment
   charges            5.9           -        (5.9)         -        -
                   ---------------------------------------------------
Total operating
 expenses           159.0       (13.0)       (5.9)      (5.4)   134.7

Operating income     41.9        13.0         5.9        5.9     66.7

Non-operating
 expenses, net       13.4           -           -          -     13.4

Income before
 income taxes        28.5        13.0         5.9        5.9     53.3
Provision for
 income taxes         3.1         1.8         2.1        1.8      8.8
                   ---------------------------------------------------
Net income         $ 25.4   $    11.2    $    3.8   $    4.1   $ 44.5
                   ===================================================

Earnings per share
  Basic            $ 0.29                                      $ 0.51
  Diluted          $ 0.28                                      $ 0.50

Weighted average
 shares
  Basic              87.4                                        87.4
  Diluted            89.3                                        89.3

Key Ratios &
 Information:

Gross margin         44.8%                                       44.9%
Operating margin      9.3%                                       14.9%
                          -------------------------------------


                         AMIS Holdings, Inc.
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                            September 29, December 31,
                                                2007          2006
                                             (unaudited)
                                            ------------- ------------
Assets
--------------------------------------------
Current assets:
   Cash and cash equivalents                $       89.3  $      77.1
   Accounts receivable, net                        104.4        110.1
   Inventories                                      89.6         77.5
   Deferred tax assets                               4.2          3.9
   Prepaid expenses and other current assets        30.3         32.3
                                            ------------- ------------
Total current assets                               317.8        300.9

Property, plant and equipment, net                 226.2        215.9
Goodwill, net                                       93.4         89.1
Other intangibles, net                              88.6        100.6
Deferred tax assets                                 67.3         61.3
Other long-term assets                              30.4         23.4
                                            ------------- ------------

Total assets                                $      823.7  $     791.2
                                            ============= ============

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                         $       41.7  $      56.5
   Accrued expenses                                 60.9         58.4
   Current portion of long-term debt                 2.8          2.8
   Foreign deferred tax liability                    0.2          2.3
   Income taxes payable                              0.2          1.7
                                            ------------- ------------
Total current liabilities                          105.8        121.7

Long-term debt, less current portion               274.7        276.8
Other long-term liabilities                         11.3         10.0
                                            ------------- ------------
Total liabilities                                  391.8        408.5

Stockholders' equity:
Common stock                                         0.9          0.9
Additional paid-in capital                         563.7        553.6
Accumulated deficit                               (193.1)      (211.5)
Accumulated other comprehensive income              60.4         39.7
                                            ------------- ------------
Total stockholders' equity                         431.9        382.7

Total liabilities and stockholders' equity  $      823.7  $     791.2
                                            ============= ============


                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In Millions)

                                               Nine Months Ended:
                                           ---------------------------
                                           September 29, September 30,
                                               2007          2006

Cash flows from operating activities
Net income                                 $       19.4  $       25.4
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
     Depreciation and amortization                 52.8          50.4
     Write-off of deferred financing fees             -           0.1
     Amortization of deferred financing
      costs                                         0.5           0.6
     Share-based compensation expense               5.6           5.9
     Restructuring charges, net of cash
      expended                                      2.7             -
     Impairment of long-term assets                 2.7             -
     Benefit from deferred income taxes            (6.3)         (3.4)
     Loss on disposition of property,
      plant and equipment                           0.8           0.4
     Changes in operating assets and
      liabilities:
        Accounts receivable                         9.2          (7.8)
        Inventories                                (9.3)         (6.2)
        Prepaid expenses and other assets           2.0          (3.4)
        Accounts payable and other accrued
         expenses                                 (31.3)         (9.5)
                                           ------------- -------------
Net cash provided by operating activities          48.8          52.5
Cash flows from investing activities
  Purchases of property, plant and
   equipment                                      (41.0)        (30.5)
  Change in restricted cash                         0.8             -
  Change in other assets                           (3.6)         (3.4)
  Purchase of a business                           (0.7)        (27.0)
                                           ------------- -------------
Net cash used in investing activities             (44.5)        (60.9)
Cash flows from financing activities
  Payments on long-term debt                       (2.1)         (2.4)
  Debt issuance costs                              (0.6)         (0.1)
  Proceeds from exercise of stock options           4.5           2.6
                                           ------------- -------------
Net cash provided by financing activities           1.8           0.1

Effect of exchange rate changes on cash
 and cash equivalents                               6.1           3.1
                                           ------------- -------------
Net increase (decrease) in cash and cash
 equivalents                                       12.2          (5.2)
Cash and cash equivalents at beginning of
 period                                            77.1          96.7
                                           ------------- -------------
Cash and cash equivalents at end of period $       89.3  $       91.5
                                           ============= =============

    CONTACT: AMI Semiconductor
             Investor Relations:
             Wade Olsen, 208-234-6045
             wade_olsen@amis.com
             or
             Media Relations:
             Tamera Drake, 208-234-6890
             tamera_drake@amis.com